UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2022 (May 17, 2022)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

235 Lincoln Rd., Suite 210 Miami Beach, FL 33139

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (800) 611-3622

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2022, the board of directors (the “Board”) of Cuentas Inc. (the “Company”) appointed Sara Sooy and Sandra Orihuela as directors to the Board. Mss. Sooy and Orihuela each qualify as “independent” under Nasdaq Stock Market rules. Ms. Sooy has been appointed to the Audit Committee and Ms. Orihuela has been appointed to the Compensation Committee.

There are no related-party transactions in which the new directors or any of their immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between the new directors and any other persons, naming such persons, pursuant to which such directors were appointed as a director.

Mss. Sooy and Orihuela will receive the same compensation as the Company’s other non-employee directors. Specifically, Mss. Sooy and Orihuela will each receive cash compensation of $50,000 per annum paid in four quarterly installments and a stock option to purchase 100,000 shares of the Company’s common stock issued under the Cuentas Inc. 2021 Share Incentive Plan which vest 50% on the grant date and 50% 12 months from the grant date.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: May 20, 2022	By:	/s/ Jeffery D. Johnson
Jeffery D. Johnson
Chief Executive Officer

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